UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 9, 2010 (February 3, 2010)

 BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On February 3, 2010, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership” or “BreitBurn”),  Quicksilver Resources Inc. ("Quicksilver") and Provident Energy Trust (“Provident”) agreed to settle all claims (the “Settlement”) with respect to the litigation filed by Quicksilver against the Partnership, its general partner, BreitBurn GP, LLC (the "General Partner"), certain of its subsidiaries and directors and Provident pending in the 48th District Court in Tarrant County, Texas (the "Court").  The terms of the Settlement will be set forth in a definitive settlement agreement which we intend to file after it is executed. The description set forth below of the Settlement is qualified in its entirety by reference to such settlement agreement.  We expect the terms of the Settlement to become effective upon the dismissal of the lawsuit in Texas in early April 2010.  The parties have agreed to dismiss all pending claims before the Court and have mutually released each party, its affiliates, agents, officers, directors and attorneys from any and all claims arising from the subject matter of the pending case before the Court.  The Partnership has also agreed to pay Quicksilver $13 million and expects this amount to be paid by insurance. However, discussions with the Partnership’s insurers are ongoing.  Provident has agreed to a separate settlement amount.  Other terms of the Settlement are summarized below:

Reinstatement of Distributions.

The Partnership intends to reinstate quarterly cash distributions at the rate of $.375 per common unit of the Partnership (“Common Unit”), or $1.50 on an annual basis, beginning with the first quarter of 2010 to be paid in the second quarter, provided that the coverage ratio is no less than 1.2.

Designation, Nomination and Election of Directors; Management.

There will be six members serving on the Board of Directors (the “Board”) of the General Partner, as there are now.  Mr. Halbert S. Washburn and Mr. Randall H. Breitenbach will resign from the Board of the General Partner.  The other four members currently serving on the Board, all of whom are independent, will continue as directors.  Subject to Board appointment, Mr. John Butler, a current independent member of the Board of the General Partner, will replace Mr. Washburn as Chairman of the Board.  The Board of the General Partner will appoint two new directors designated by Quicksilver, one of whom will qualify as an independent director and one of whom will be a current independent board member now serving on the board of directors of Quicksilver, provided however, that such director will not be a member of Quicksilver’s management. The initial designees will be agreed on at the time of settlement.   The new directors each will be categorized for election purposes.  One director will be in Class II, up for election by the unitholders in 2010, and one will be in Class III, up for election by the unitholders in 2011.  The Class I directors will also be up for election in 2010. The Board will nominate the directors designated by Quicksilver (or such substitutes as Quicksilver may designate), each of whom must meet the standards set forth above, as part of the slate of directors nominated by the Board at future elections by unitholders.  The total number of members serving on the Board will not be increased without Quicksilver’s consent.  Quicksilver will vote in favor of the slate of directors nominated by the Board.  The number of directors that may be designated by Quicksilver as described above will be reduced if Quicksilver’s ownership percentage of Common Units is reduced.  At such time as Quicksilver owns fewer than 10% of the Common Units but at least 2,638,500 Common Units, one of the directors selected by Quicksilver will resign, or if the director’s term is expiring, not stand for reelection, at the next annual meeting.  At such time as Quicksilver owns fewer than 2,638,500 Common Units, the remaining director designated by Quicksilver will resign, or if the director’s term is expiring at the next annual meeting, such director will not stand for reelection.  Certain other provisions with respect to the Board and governance will also terminate upon Quicksilver owning less than 10% of the Common Units.

In addition, Mr. Breitenbach will be appointed to the office of President of the General Partner, and will resign as Co-Chief Executive Officer.  Mr. Washburn will remain as Chief Executive Officer.

Voting Rights.

Subject to certain exceptions, Quicksilver will accept and agree not to challenge the voting rights as set forth in the  original Amendment No. 1 to the Partnership’s Limited Partnership Agreement, as amended,  (the “Partnership Agreement”) dated June 17, 2008.  BreitBurn will agree not to effect any amendment to the Partnership Agreement that would restrict in any manner Quicksilver’s rights to vote any or all of its Common Units in the election of directors or any other matters presented to the unitholders.  BreitBurn will withdraw the Revised Amendment No. 1 dated December 29, 2009 and will not propose or adopt any new amendment, provision, resolution, or change that would limit, deprive, or restrict Quicksilver’s right to vote all its units, one vote per unit, on any matter except as provided in this Settlement.  Quicksilver will support and, if necessary, vote to approve, all amendments to the Partnership Agreement, the General Partner’s Limited Liability Company Agreement, and all related agreements solely necessary to implement the terms of this Settlement.

With respect to Common Units currently owned by Quicksilver, and any Common Units or other voting securities received pursuant to a distribution, reclassification or reorganization involving BreitBurn or its Common Units or other voting securities, the Board will permanently and irrevocably waive the 20% voting cap for the election of directors as applicable to Quicksilver, subject to the terms of the Settlement.

Quicksilver will vote in favor of the slate of directors nominated by the Board.  With respect to any proposal to remove the General Partner, Quicksilver may not vote a proportion of its Common Units in favor of removal which exceeds the proportion of the Common Units voted in favor of such proposal by unitholders other than Quicksilver as compared to all Common Units held by unitholders other than Quicksilver.

Quicksilver Standstill.

In addition, until Quicksilver owns less than 10% of the Common Units, it has agreed to a standstill agreement.

a.   Pursuant to the standstill, Quicksilver will  be prohibited from:

(i) engaging in any hostile or takeover activities (including tender offers; soliciting  proxies or written consents - other than as recommended by the Board);

(ii) acquiring or proposing to acquire additional Common Units, securities or properties of BreitBurn, except pursuant to a distribution, reclassification or reorganization involving BreitBurn or its Common Units or other securities approved by the Board;

(iii) calling a special meeting of the unitholders; or

(iv) proposing to remove the General Partner or voting for removal of the General Partner other than in accordance with the exception set forth above under “Voting Rights.”

b.  Without the prior written consent of BreitBurn, Quicksilver will not, directly or indirectly:

(i) acquire any securities or property of BreitBurn (or its affiliates), except pursuant to a distribution, reclassification or reorganization involving BreitBurn or its Common Units or other securities approved by the Board;

(ii) propose to enter into (directly or indirectly) any merger, consolidation, recapitalization, business combination, partnership, joint venture or similar transaction involving BreitBurn (or its affiliates), except as permitted in the Settlement;

(iii) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the Securities and Exchange Commission proxy rules) or written consents to vote, seek to influence or advise others with respect to the voting of any voting securities of BreitBurn (or its affiliates);

(iv) form, join or participate in a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of BreitBurn (or its affiliates);

(v) act to seek to control or influence the management, Board or policies of BreitBurn except through Quicksilver’s Board designees or as provided below;

(vi) propose to remove the General Partner or, other than in accordance with voting restrictions set forth above under ‘Voting Rights,’ vote to remove the General Partner;

(vii) publicly disclose any intent, plan or arrangement inconsistent with the Settlement; or

(viii) advise, assist or encourage others in connection with the above.

c.  Quicksilver will agree not to sell or transfer its Common Units without the prior written consent of BreitBurn, except:

(i) to a party that would not own more than 20% of the outstanding Common Units after such transfer;

(ii) in connection with a business combination approved by the Board and/or the Partnership’s unitholders;

(iii) in a pledge of any voting securities to a financial institution or brokerage firm; or

(iv) in an underwritten offering where the Common Units will be widely distributed or would not result in any purchaser in such offering owning more than 20% of the outstanding Common Units after the offering

d.  The foregoing provisions shall not, and are not intended to:

(i) prohibit Quicksilver from privately communicating with, including making any offer or proposal to, the Board;

(ii) restrict in any manner how Quicksilver votes its Common Units, except as provided above in “Voting Rights;”

(iii) restrict the manner in which Quicksilver’s designees to the Board (A) may vote on any matter submitted to the Board or the unitholders, or (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in their capacity as members of the Board, or (C) may take actions required by their exercise of legal duties and obligations as members of the Board or refrain from taking any action prohibited by their legal duties and obligations as members of the Board; or

(iv) restrict Quicksilver from selling or transferring any of its Common Units to any affiliate or successor of Quicksilver which agrees to be bound by the standstill agreement.

e.  The provisions set forth above shall immediately and automatically be suspended upon the increase or acceleration of a material financial obligation of BreitBurn that results from the breach of a material provision thereof or the occurrence of a material event of default thereunder, unless such breach is caused solely by the action or inaction of Quicksilver or its nominated directors.

Registration Rights

            Quicksilver will have piggyback rights and an option to participate in any equity offerings of the Partnership’s Common Units up to 20% of the total equity offered for sale.  The registration rights agreement dated November 1, 2007 between the Partnership and Quicksilver will terminate on the date on which Quicksilver is no longer an Affiliate (as defined in that registration rights agreement) of BreitBurn.

Item 7.01  Regulation FD Disclosure.

On February 8, 2010, BreitBurn Energy Partners L.P. (the "Partnership") issued a press release regarding the Settlement.  A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	BreitBurn Energy Partners L.P. press release dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: February 9, 2010	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	BreitBurn Energy Partners L.P. press release dated February 8, 2010.